Press Release October 31, 2024

HF Sinclair Corporation Reports 2024 Third Quarter Results and Announces Regular Cash Dividend

•Reported Net loss attributable to HF Sinclair stockholders of $(75.9) million, or $(0.40) per diluted share, and adjusted net income of $96.5 million, or $0.51 per diluted share, for the third quarter

•Reported EBITDA of $98.6 million and Adjusted EBITDA of $316.0 million for the third quarter

•Returned $221.8 million to stockholders through dividends and share repurchases in the third quarter

•Announced a regular quarterly dividend of $0.50 per share

Dallas, Texas, October 31, 2024 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported third quarter Net loss attributable to HF Sinclair stockholders of $(75.9) million, or $(0.40) per diluted share, for the quarter ended September 30, 2024, compared to $790.9 million, or $4.23 per diluted share, for the quarter ended September 30, 2023. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the third quarter of 2024 was $96.5 million, or $0.51 per diluted share, compared to $760.4 million, or $4.06 per diluted share, for the third quarter of 2023.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “We are pleased with our financial and operational performance, supported by strong and consistent earnings in our Marketing, Midstream and Lubricants & Specialties business segments. We returned $222 million in cash to shareholders in the third quarter and today announced a $0.50 quarterly dividend. Looking forward, we remain committed to safe and reliable operations, and we believe the diversification of our businesses positions us to generate through-cycle cash flows and continued returns to our shareholders.”

Refining segment loss before interest and income taxes was $(212.1) million for the third quarter of 2024 compared to income of $916.1 million for the third quarter of 2023. The segment reported EBITDA of $(88.8) million for the third quarter of 2024 compared to $1,034.2 million for the third quarter of 2023. Excluding the Lower of cost or market inventory valuation adjustments, the segment reported Adjusted EBITDA in the third quarter of 2024 of $110.0 million compared to $1,007.4 million in the third quarter of 2023. This decrease was principally driven by lower adjusted refinery gross margins in both the West and Mid-Continent regions as a result of high global supply of transportation fuels across the industry, which were partially offset by higher refined product sales volumes. Adjusted refinery gross margin was $10.79 per produced barrel sold, a 59% decrease compared to $26.27 for the third quarter of 2023. Crude oil charge averaged 607,010 barrels per day (“BPD”) for the third quarter of 2024 compared to 601,930 BPD for the third quarter of 2023. This increase was primarily a result of improved reliability and decreased turnaround activities at our refineries compared to the third quarter of 2023.

Renewables segment loss before interest and income taxes was $(23.1) million for the third quarter of 2024, compared to income of $3.1 million for the third quarter of 2023. The segment reported EBITDA of $(1.7) million for the third quarter of 2024 compared to $22.0 million for the third quarter of 2023. Excluding the Lower of cost or market inventory valuation adjustments, the segment reported Adjusted EBITDA of $1.8 million in the third quarter of 2024 compared to $5.0 million in the third quarter of 2023. This decrease was primarily due to lower indicator margins despite increased sales volumes and feedstock optimization in the third quarter of 2024. Total sales volumes were 69 million gallons for the third quarter of 2024 as compared to 55 million gallons for the third quarter of 2023.

Marketing segment income before interest and income taxes was $15.6 million for the third quarter of 2024 compared to $15.1 million for the third quarter of 2023. The segment reported EBITDA of $22.1 million for the third quarter of 2024 compared to $21.1 million for the third quarter of 2023. This increase was primarily driven by higher margins in the third quarter of 2024. Total branded fuel sales volumes were 365 million gallons for the third quarter of 2024 as compared to 398 million gallons for the third quarter of 2023.

Lubricants & Specialties segment income before interest and income taxes was $54.6 million for the third quarter of 2024, compared to $95.2 million for the third quarter of 2023. The segment reported EBITDA of $76.2 million for the third quarter of 2024 compared to $117.5 million in the third quarter of 2023. This decrease was driven by a $26.7 million FIFO charge from consumption of higher priced feedstock inventory in the third quarter of 2024 compared to a $29.9 million FIFO benefit in the third quarter of 2023, partially offset by increased sales volumes, sales mix optimization and base oil integration in the third quarter of 2024.

Midstream segment income before interest and income taxes was $80.5 million for the third quarter of 2024 compared to $78.2 million for the third quarter of 2023. The segment reported EBITDA of $96.5 million for the third quarter of 2024 compared to $96.6 million for the third quarter of 2023. Excluding certain items, the segment reported Adjusted EBITDA of $111.6 million for the third quarter of 2024 compared to $100.9 million for the third quarter of 2023. This increase was primarily driven by higher revenues from increased volumes and higher tariffs in the third quarter of 2024.

For the third quarter of 2024, net cash provided by operations totaled $707.6 million. At September 30, 2024, the Company’s Cash and cash equivalents totaled $1,229.5 million, a $124.3 million decrease over Cash and cash equivalents of $1,353.7 million at December 31, 2023. During the third quarter of 2024, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $95.3 million and spent $126.5 million on share repurchases. Additionally, at September 30, 2024, the Company’s consolidated debt was $2,636.8 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share, payable on December 4, 2024 to holders of record of common stock on November 21, 2024.

The Company has scheduled a webcast conference call for today, October 31, 2024, at 9:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/465594914. An audio archive of this webcast will be available using the above noted link through November 14, 2024.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company's plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company's expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company's existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza and Hezbollah conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2023
	2024	2023	Change	Percent

	(In thousands, except per share data)
Sales and other revenues	$7,207,140	$8,905,471	$(1,698,331)	(19)%
Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	6,158,294	6,935,650	(777,356)	(11)%
Lower of cost or market inventory valuation adjustments	202,307	(43,848)	246,155	(561)%
Operating expenses	629,573	622,532	7,041	1%
	6,990,174	7,514,334	(524,160)	(7)%
Selling, general and administrative expenses (1)	118,014	124,213	(6,199)	(5)%
Depreciation and amortization	209,716	195,562	14,154	7%
Asset impairments	9,984	—	9,984	100%
Total operating costs and expenses	7,327,888	7,834,109	(506,221)	(6)%
Income (loss) from operations	(120,748)	1,071,362	(1,192,110)	(111)%
Other income (expense):
Earnings of equity method investments	8,151	3,009	5,142	171%
Interest income	18,309	24,577	(6,268)	(26)%
Interest expense	(40,396)	(48,686)	8,290	(17)%
Gain on foreign currency transactions	1,401	860	541	63%
Gain on sale of assets and other	1,936	8,954	(7,018)	(78)%
	(10,599)	(11,286)	687	(6)%
Income (loss) before income taxes	(131,347)	1,060,076	(1,191,423)	(112)%
Income tax expense (benefit)	(57,266)	235,015	(292,281)	(124)%
Net income (loss)	(74,081)	825,061	(899,142)	(109)%
Less net income attributable to noncontrolling interest	1,863	34,139	(32,276)	(95)%
Net income (loss) attributable to HF Sinclair stockholders	$(75,944)	$790,922	$(866,866)	(110)%
Earnings (loss) per share attributable to HF Sinclair stockholders:
Basic	$(0.40)	$4.23	$(4.63)	(109)%
Diluted	$(0.40)	$4.23	$(4.63)	(109)%
Cash dividends declared per common share	$0.50	$0.45	$0.05	11%
Average number of common shares outstanding:
Basic	189,840	185,456	4,384	2%
Diluted	189,840	185,456	4,384	2%

EBITDA	$98,593	$1,245,608	$(1,147,015)	(92)%
Adjusted EBITDA	$316,004	$1,206,491	$(890,487)	(74)%

	Nine Months Ended September 30,		Change from 2023
	2024	2023	Change	Percent

	(In thousands, except per share data)
Sales and other revenues	$22,080,116	$24,304,259	$(2,224,143)	(9)%
Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	18,835,319	19,313,312	(477,993)	(2)%
Lower of cost or market inventory valuation adjustments	(20,186)	(4,114)	(16,072)	391%
Operating expenses	1,828,002	1,808,715	19,287	1%
	20,643,135	21,117,913	(474,778)	(2)%
Selling, general and administrative expenses (1)	326,246	347,514	(21,268)	(6)%
Depreciation and amortization	613,765	558,905	54,860	10%
Asset impairments	9,984	—	9,984	100%
Total operating costs and expenses	21,593,130	22,024,332	(431,202)	(2)%
Income from operations	486,986	2,279,927	(1,792,941)	(79)%
Other income (expense):
Earnings of equity method investments	23,612	10,436	13,176	126%
Interest income	58,983	62,103	(3,120)	(5)%
Interest expense	(126,536)	(141,490)	14,954	(11)%
Gain on foreign currency transactions	1,475	2,478	(1,003)	(40)%
Gain on sale of assets and other	3,691	11,737	(8,046)	(69)%
	(38,775)	(54,736)	15,961	(29)%
Income before income taxes	448,211	2,225,191	(1,776,980)	(80)%
Income tax expense	52,190	480,640	(428,450)	(89)%
Net income	396,021	1,744,551	(1,348,530)	(77)%
Less net income attributable to noncontrolling interest	5,513	92,702	(87,189)	(94)%
Net income attributable to HF Sinclair stockholders	$390,508	$1,651,849	$(1,261,341)	(76)%
Earnings per share attributable to HF Sinclair stockholders:
Basic	$2.01	$8.57	$(6.56)	(77)%
Diluted	$2.01	$8.57	$(6.56)	(77)%
Cash dividends declared per common share	$1.50	$1.35	$0.15	11%
Average number of common shares outstanding:
Basic	193,341	191,047	2,294	1%
Diluted	193,341	191,047	2,294	1%

EBITDA	$1,124,016	$2,770,781	$(1,646,765)	(59)%
Adjusted EBITDA	$1,120,837	$2,779,407	$(1,658,570)	(60)%

(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	September 30, 2024	December 31, 2023

	(In thousands)
Cash and cash equivalents	$1,229,482	$1,353,747
Working capital	$2,393,303	$3,371,905
Total assets	$16,887,661	$17,716,265
Total debt	$2,636,805	$2,739,083
Total equity	$9,670,410	$10,237,298

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier Corporation (“HollyFrontier”) agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants Inc.’s business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of Holly Energy Partners, L.P. (“HEP”), which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, Cheyenne Pipeline, LLC, the owner of a pipeline running from Fort Laramie, Wyoming to Cheyenne, Wyoming, and Cushing Connect, a 25.12% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

Beginning in the first quarter of 2024, our Refining segment acquired from our Midstream segment the refinery processing units at our El Dorado and Woods Cross refineries. Additionally, we amended an intercompany agreement between certain of our subsidiaries within the Refining, Lubricants & Specialties and Midstream segments. As a result, we have revised our Refining, Lubricants & Specialties and Midstream segment information for the periods presented.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In thousands)
Three Months Ended September 30, 2024
Sales and other revenues:
Revenues from external customers	$5,386,710	$160,038	$950,050	$682,589	$27,753	$—	$7,207,140
Intersegment revenues and other (1)	995,001	105,320	—	3,278	136,115	(1,239,714)	—
	6,381,711	265,358	950,050	685,867	163,868	(1,239,714)	7,207,140
Cost of sales: (2)
Cost of materials and other (3)	5,731,823	237,321	918,432	509,204	—	(1,238,486)	6,158,294
Lower of cost or market inventory valuation adjustments	198,759	3,548	—	—	—	—	202,307
Operating expenses	485,231	24,959	—	60,404	58,702	277	629,573
	6,415,813	265,828	918,432	569,608	58,702	(1,238,209)	6,990,174
Selling, general and administrative expenses (2)	54,632	1,281	9,476	38,832	3,820	9,973	118,014
Depreciation and amortization	123,348	21,409	6,588	21,661	17,824	18,886	209,716
Asset impairments	—	—	—	—	9,984	—	9,984
Income (loss) from operations	$(212,082)	$(23,160)	$15,554	$55,766	$73,538	$(30,364)	$(120,748)
Income (loss) before interest and income taxes	$(212,108)	$(23,141)	$15,560	$54,584	$80,500	$(24,655)	$(109,260)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,863	$—	$1,863
Earnings of equity method investments	$—	$—	$—	$—	$7,353	$798	$8,151
Capital expenditures	$70,655	$1,268	$12,874	$10,580	$15,996	$12,231	$123,604

Three Months Ended September 30, 2023
Sales and other revenues:
Revenues from external customers	$6,717,926	$213,144	$1,259,205	$686,123	$29,073	$—	$8,905,471
Intersegment revenues and other (1)	1,333,008	118,033	—	565	123,540	(1,575,146)	—
	8,050,934	331,177	1,259,205	686,688	152,613	(1,575,146)	8,905,471
Cost of sales: (2)
Cost of materials and other (3)	6,518,402	294,682	1,230,372	466,459	—	(1,574,265)	6,935,650
Lower of cost or market inventory valuation adjustments	(26,842)	(17,006)	—	—	—	—	(43,848)
Operating expenses	478,847	30,198	—	64,965	50,489	(1,967)	622,532
	6,970,407	307,874	1,230,372	531,424	50,489	(1,576,232)	7,514,334
Selling, general and administrative expenses (2)	50,345	1,336	7,731	40,051	7,947	16,803	124,213
Depreciation and amortization	118,077	18,904	6,002	22,366	20,274	9,939	195,562
Income (loss) from operations	$912,105	$3,063	$15,100	$92,847	$73,903	$(25,656)	$1,071,362
Income (loss) before interest and income taxes	$916,139	$3,087	$15,134	$95,181	$78,194	$(23,550)	$1,084,185
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,886	$32,253	$34,139
Earnings of equity method investments	$—	$—	$—	$—	$3,581	$(572)	$3,009
Capital expenditures	$44,866	$2,812	$4,223	$10,070	$5,672	$13,544	$81,187

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In thousands)
Nine Months Ended September 30, 2024
Sales and other revenues:
Revenues from external customers	$16,729,833	$519,935	$2,668,219	$2,084,183	$77,946	$—	$22,080,116
Intersegment revenues and other (1)	2,833,932	233,260	—	11,070	399,118	(3,477,380)	—
	19,563,765	753,195	2,668,219	2,095,253	477,064	(3,477,380)	22,080,116
Cost of sales: (2)
Cost of materials and other (3)	17,497,374	687,650	2,590,573	1,533,440	—	(3,473,718)	18,835,319
Lower of cost or market inventory valuation adjustments	(21,799)	1,613	—	—	—	—	(20,186)
Operating expenses	1,406,414	76,125	—	188,849	155,309	1,305	1,828,002
	18,881,989	765,388	2,590,573	1,722,289	155,309	(3,472,413)	20,643,135
Selling, general and administrative expenses (2)	154,089	4,067	24,577	111,609	10,674	21,230	326,246
Depreciation and amortization	362,933	61,467	19,265	66,888	52,887	50,325	613,765
Asset impairments	—	—	—	—	9,984	—	9,984
Income (loss) from operations	$164,754	$(77,727)	$33,804	$194,467	$248,210	$(76,522)	$486,986
Income (loss) before interest and income taxes	$164,579	$(77,665)	$34,078	$193,410	$270,055	$(68,693)	$515,764
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5,513	$—	$5,513
Earnings of equity method investments	$—	$—	$—	$—	$21,899	$1,713	$23,612
Capital expenditures	$161,374	$7,188	$33,365	$23,064	$35,246	$36,684	$296,921

Nine Months Ended September 30, 2023
Sales and other revenues:
Revenues from external customers	$18,284,853	$590,620	$3,237,523	$2,105,941	$85,322	$—	$24,304,259
Intersegment revenues and other (1)	3,524,078	311,758	—	10,890	339,596	(4,186,322)	—
	21,808,931	902,378	3,237,523	2,116,831	424,918	(4,186,322)	24,304,259
Cost of sales: (2)
Cost of materials and other (3)	18,002,106	816,226	3,162,727	1,515,900	—	(4,183,647)	19,313,312
Lower of cost or market inventory valuation adjustments	—	(4,114)	—	—	—	—	(4,114)
Operating expenses	1,391,930	85,942	—	192,592	138,021	230	1,808,715
	19,394,036	898,054	3,162,727	1,708,492	138,021	(4,183,417)	21,117,913
Selling, general and administrative expenses (2)	142,461	3,587	22,821	124,229	18,094	36,322	347,514
Depreciation and amortization	330,702	57,846	17,889	62,113	61,855	28,500	558,905
Income (loss) from operations	$1,941,732	$(57,109)	$34,086	$221,997	$206,948	$(67,727)	$2,279,927
Income (loss) before interest and income taxes	$1,946,071	$(57,040)	$34,218	$223,916	$218,940	$(61,527)	$2,304,578
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5,177	$87,525	$92,702
Earnings of equity method investments	$—	$—	$—	$—	$11,008	$(572)	$10,436
Capital expenditures	$157,827	$11,193	$15,678	$24,453	$21,936	$30,350	$261,437
(1) Includes income earned by certain of our subsidiaries in the Midstream segment related to intercompany transportation agreements with certain of our subsidiaries in the Refining and Lubricants & Specialties segments that represent leases. These transactions eliminate in consolidation.
(2) Exclusive of Depreciation and amortization.
(3) Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products sold. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Mid-Continent Region
Crude charge (BPD) (1)	263,170	250,280	262,670	230,130
Refinery throughput (BPD) (2)	279,210	269,270	278,210	249,170
Sales of produced refined products (BPD) (3)	274,870	257,270	276,830	234,470
Refinery utilization (4)	101.2%	96.3%	101.0%	88.5%

Average per produced barrel sold: (5)
Gross margin (6)	$(3.91)	$13.78	$1.35	$10.80

Adjusted refinery gross margin (7)	$9.38	$21.64	$9.40	$20.43
Operating expenses (8)	6.56	6.69	6.28	7.34
Adjusted refinery gross margin, less operating expenses	$2.82	$14.95	$3.12	$13.09

Operating expenses per throughput barrel (9)	$6.45	$6.39	$6.25	$6.91

Feedstocks:
Sweet crude oil	54%	53%	53%	59%
Sour crude oil	24%	22%	23%	18%
Heavy sour crude oil	16%	18%	18%	15%
Other feedstocks and blends	6%	7%	6%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	52%	52%	51%
Diesel fuels	31%	30%	31%	30%
Jet fuels	7%	6%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	5%	4%	4%	4%
Base oils	3%	3%	4%	4%
LPG and other	3%	4%	2%	4%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

West Region
Crude charge (BPD) (1)	343,840	351,650	352,860	321,700
Refinery throughput (BPD) (2)	370,540	375,830	378,310	351,880
Sales of produced refined products (BPD) (3)	379,530	376,910	373,890	348,740
Refinery utilization (4)	82.3%	84.1%	84.4%	77.0%

Average per produced barrel sold: (5)
Gross margin (6)	$(1.67)	$18.35	$2.11	$14.63

Adjusted refinery gross margin (7)	$11.82	$29.42	$13.21	$26.25
Operating expenses (8)	9.15	9.24	9.08	9.69
Adjusted refinery gross margin, less operating expenses	$2.67	$20.18	$4.13	$16.56

Operating expenses per throughput barrel (9)	$9.37	$9.27	$8.97	$9.60

Feedstocks:
Sweet crude oil	34%	30%	34%	31%
Sour crude oil	44%	45%	43%	43%
Heavy sour crude oil	9%	13%	10%	12%
Wax crude oil	6%	6%	6%	6%
Other feedstocks and blends	7%	6%	7%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	51%	52%	53%
Diesel fuels	31%	32%	32%	31%
Jet fuels	6%	7%	6%	6%
Fuel oil	1%	2%	2%	2%
Asphalt	3%	3%	2%	2%
LPG and other	6%	5%	6%	6%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	607,010	601,930	615,530	551,830
Refinery throughput (BPD) (2)	649,750	645,100	656,520	601,050
Sales of produced refined products (BPD) (3)	654,400	634,180	650,720	583,210
Refinery utilization (4)	89.5%	88.8%	90.8%	81.4%

Average per produced barrel sold: (5)
Gross margin (6)	$(2.62)	$16.50	$1.79	$13.09

Adjusted refinery gross margin (7)	$10.79	$26.27	$11.59	$23.91
Operating expenses (8)	8.06	8.21	7.89	8.74
Adjusted refinery gross margin, less operating expenses	$2.73	$18.06	$3.70	$15.17

Operating expenses per throughput barrel (9)	$8.12	$8.07	$7.82	$8.48

Feedstocks:
Sweet crude oil	42%	40%	42%	43%
Sour crude oil	36%	35%	34%	33%
Heavy sour crude oil	12%	15%	14%	13%
Wax crude oil	3%	3%	4%	3%
Other feedstocks and blends	7%	7%	6%	8%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Consolidated
Sales of produced refined products:
Gasolines	52%	52%	52%	53%
Diesel fuels	31%	31%	32%	30%
Jet fuels	7%	7%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	3%	3%	3%
Base oils	1%	1%	2%	2%
LPG and other	4%	5%	4%	5%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Adjusted refinery gross margin is a non-GAAP measure and represents total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of refined products produced at our refineries. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products sold. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Renewables
Sales volumes (in thousand gallons)	68,755	54,909	193,484	152,896
Average per produced gallon sold: (1)
Gross margin (2)	$(0.32)	$0.08	$(0.38)	$(0.35)

Adjusted renewables gross margin (3)	$0.41	$0.66	$0.34	$0.56
Operating expenses (4)	0.36	0.55	0.39	0.56
Adjusted renewables gross margin, less operating expenses	$0.05	$0.11	$(0.05)	$—
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.
(3)Adjusted renewables gross margin is a non-GAAP measure and represents total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of renewable diesel produced at our renewable diesel units. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products sold. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Marketing
Number of branded sites at period end (1)	1,586	1,535	1,586	1,535
Sales volumes (in thousand gallons)	365,036	398,399	1,043,183	1,091,216
Average per gallon sold: (2)
Gross margin (3)	$0.07	$0.06	$0.06	$0.05
Adjusted marketing gross margin (4)	$0.09	$0.07	$0.07	$0.07
(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products sold.
(4)Adjusted marketing gross margin is a non-GAAP measure and represents total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products sold. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Lubricants & Specialties
Sales of produced refined products (BPD)	32,914	30,400	32,977	30,440

Sales of produced refined products:
Finished products	45%	49%	47%	51%
Base oils	27%	27%	27%	27%
Other	28%	24%	26%	22%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	156,346	152,541	165,566	144,082
Affiliates—intermediate pipelines	145,236	107,019	145,068	108,579
Affiliates—crude pipelines	459,273	426,418	442,317	429,965
	760,855	685,978	752,951	682,626
Third parties—refined product pipelines	39,190	33,549	39,170	38,702
Third parties—crude pipelines	240,496	204,970	201,256	196,552
	1,040,541	924,497	993,377	917,880
Terminals and loading racks:
Affiliates (1)	1,019,229	971,678	1,030,624	902,101
Third parties	40,124	40,440	37,621	44,263
	1,059,353	1,012,118	1,068,245	946,364
Total for pipelines and terminals assets (BPD)	2,099,894	1,936,615	2,061,622	1,864,244
(1)Certain affiliate volumetric non-financial information has been recast to conform to current year presentation.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income (loss) attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense (benefit) and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) Asset impairments, (iii) reclamation costs, (iv) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs and (v) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income (loss) or Income (loss) from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net income (loss) attributable to HF Sinclair stockholders	$(75,944)	$790,922	$390,508	$1,651,849
Add interest expense	40,396	48,686	126,536	141,490
Subtract interest income	(18,309)	(24,577)	(58,983)	(62,103)
Add income tax expense	(57,266)	235,015	52,190	480,640
Add depreciation and amortization	209,716	195,562	613,765	558,905
EBITDA	98,593	1,245,608	1,124,016	2,770,781
Add lower of cost or market inventory valuation adjustments	202,307	(43,848)	(20,186)	(4,114)
Add asset impairments	9,984	—	9,984	—
Add reclamation costs	5,000	—	5,000	—
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	—	33	—	608
Add acquisition integration and regulatory costs	120	4,698	2,023	12,132
Adjusted EBITDA	$316,004	$1,206,491	$1,120,837	$2,779,407

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2024	2023	2024	2023

	(In thousands)
Income (loss) before interest and income taxes (1)	$(212,108)	$916,139	$164,579	$1,946,071
Add depreciation and amortization	123,348	118,077	362,933	330,702
EBITDA	(88,760)	1,034,216	527,512	2,276,773
Add lower of cost or market inventory valuation adjustments	198,759	(26,842)	(21,799)	—
Adjusted EBITDA	$109,999	$1,007,374	$505,713	$2,276,773
(1)Income (loss) before interest and income taxes of our Refining segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Renewables Segment	2024	2023	2024	2023

	(In thousands)
Income (loss) before interest and income taxes (1)	$(23,141)	$3,087	$(77,665)	$(57,040)
Add depreciation and amortization	21,409	18,904	61,467	57,846
EBITDA	(1,732)	21,991	(16,198)	806
Add lower of cost or market inventory valuation adjustments	3,548	(17,006)	1,613	(4,114)
Adjusted EBITDA	$1,816	$4,985	$(14,585)	$(3,308)
(1)Income (loss) before interest and income taxes of our Renewables segment represents income (loss) plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$15,560	$15,134	$34,078	$34,218
Add depreciation and amortization	6,588	6,002	19,265	17,889
EBITDA	$22,148	$21,136	$53,343	$52,107
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Lubricants & Specialties Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$54,584	$95,181	$193,410	$223,916
Add depreciation and amortization	21,661	22,366	66,888	62,113
EBITDA	$76,245	$117,547	$260,298	$286,029
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA and Adjusted EBITDA attributable to our Midstream segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Midstream Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$80,500	$78,194	$270,055	$218,940
Add depreciation and amortization	17,824	20,274	52,887	61,855
Subtract net income attributable to noncontrolling interest	(1,863)	(1,886)	(5,513)	(5,177)
EBITDA	96,461	96,582	317,429	275,618
Add asset impairments	9,984	—	9,984	—
Add reclamation costs	5,000	—	5,000	—
Add share of Osage environmental remediation costs, net of insurance recoveries	—	69	—	1,289
Add acquisition integration and regulatory costs	203	4,285	308	5,757
Adjusted EBITDA	$111,648	$100,936	$332,721	$282,664
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products sold. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted refinery gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per barrel amounts)
Refining segment
Sales and other revenues	$6,381,711	$8,050,934	$19,563,765	$21,808,931
Cost of sales (1)	6,415,813	6,970,407	18,881,989	19,394,036
Depreciation and amortization	123,348	118,077	362,933	330,702
Gross margin	(157,450)	962,450	318,843	2,084,193
Add lower of cost or market inventory adjustments	198,759	(26,842)	(21,799)	—
Add operating expenses	485,231	478,847	1,406,414	1,391,930
Add depreciation and amortization	123,348	118,077	362,933	330,702
Adjusted refinery gross margin	$649,888	$1,532,532	$2,066,391	$3,806,825

Produced barrels sold (BPD) (2)	654,400	634,180	650,720	583,210

Average per produced barrel sold:
Gross margin	$(2.62)	$16.50	$1.79	$13.09
Add lower of cost or market inventory adjustments	3.30	(0.46)	(0.12)	—
Add operating expenses	8.06	8.21	7.89	8.74
Add depreciation and amortization	2.05	2.02	2.03	2.08
Adjusted refinery gross margin	$10.79	$26.27	$11.59	$23.91
Less operating expenses	8.06	8.21	7.89	8.74
Adjusted refinery gross margin, less operating expenses	$2.73	$18.06	$3.70	$15.17
(1)Exclusive of Depreciation and amortization.
(2)Represents the number of produced barrels sold per calendar day in the period.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products sold. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less Operating expenses per produced gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per gallon amounts)
Renewables segment
Sales and other revenues	$265,358	$331,177	$753,195	$902,378
Cost of sales (1)	265,828	307,874	765,388	898,054
Depreciation and amortization	21,409	18,904	61,467	57,846
Gross margin	(21,879)	4,399	(73,660)	(53,522)
Add lower of cost or market inventory adjustments	3,548	(17,006)	1,613	(4,114)
Add operating expenses	24,959	30,198	76,125	85,942
Add depreciation and amortization	21,409	18,904	61,467	57,846
Adjusted renewables gross margin	$28,037	$36,495	$65,545	$86,152

Produced gallons sold	68,755	54,909	193,484	152,896

Average per produced gallon sold:
Gross margin	$(0.32)	$0.08	$(0.38)	$(0.35)
Add lower of cost or market inventory adjustments	0.05	(0.31)	0.01	(0.03)
Add operating expenses	0.36	0.55	0.39	0.56
Add depreciation and amortization	0.32	0.34	0.32	0.38
Adjusted renewables gross margin	$0.41	$0.66	$0.34	$0.56
Less operating expenses	0.36	0.55	0.39	0.56
Adjusted renewables gross margin, less operating expenses	$0.05	$0.11	$(0.05)	$—
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products sold. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per gallon amounts)
Marketing segment
Sales and other revenues	$950,050	$1,259,205	$2,668,219	$3,237,523
Cost of sales (1)	918,432	1,230,372	2,590,573	3,162,727
Depreciation and amortization	6,588	6,002	19,265	17,889
Gross margin	25,030	22,831	58,381	56,907
Add depreciation and amortization	6,588	6,002	19,265	17,889
Adjusted marketing gross margin	$31,618	$28,833	$77,646	$74,796

Sales volumes	365,036	398,399	1,043,183	1,091,216

Average per gallon sold:
Gross margin	$0.07	$0.06	$0.06	$0.05
Add depreciation and amortization	0.02	0.01	0.01	0.02
Adjusted marketing gross margin	$0.09	$0.07	$0.07	$0.07
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, Asset impairments, reclamation costs, HEP's share of Osage environmental remediation costs and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(131,347)	$1,060,076	$448,211	$2,225,191
Income tax expense (benefit)	(57,266)	235,015	52,190	480,640
Net income (loss)	(74,081)	825,061	396,021	1,744,551
Less net income attributable to noncontrolling interest	1,863	34,139	5,513	92,702
Net income (loss) attributable to HF Sinclair stockholders	(75,944)	790,922	390,508	1,651,849

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	202,307	(43,848)	(20,186)	(4,114)
Asset impairments	9,984	—	9,984	—
Reclamation costs	5,000	—	5,000	—
HEP's share of Osage environmental remediation costs	—	69	—	1,289
Acquisition integration and regulatory costs	120	6,626	2,023	14,060
Total adjustments to income (loss) before income taxes	217,411	(37,153)	(3,179)	11,235
Adjustment to income tax expense (benefit) (1)	44,964	(8,633)	(752)	2,160
Adjustment to net income attributable to noncontrolling interest	—	1,964	—	2,609
Total adjustments, net of tax	172,447	(30,484)	(2,427)	6,466

Adjusted results - Non-GAAP:
Adjusted income before income taxes	86,064	1,022,923	445,032	2,236,426
Adjusted income tax expense (benefit) (2)	(12,302)	226,382	51,438	482,800
Adjusted net income	98,366	796,541	393,594	1,753,626
Less net income attributable to noncontrolling interest	1,863	36,103	5,513	95,311
Adjusted net income attributable to HF Sinclair stockholders	$96,503	$760,438	$388,081	$1,658,315
Adjusted earnings per share - diluted (3)	$0.51	$4.06	$2.00	$8.60
(1)    Represents adjustment to GAAP income tax expense (benefit) to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Non-GAAP income tax expense (benefit) (2)	$(12,302)	$226,382	$51,438	$482,800
Add GAAP income tax expense (benefit)	(57,266)	235,015	52,190	480,640
Non-GAAP adjustment to income tax expense (benefit)	$44,964	$(8,633)	$(752)	$2,160
(2)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(3)Adjusted earnings per share - diluted is calculated as adjusted Net income (loss) attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
GAAP:
Income (loss) before income taxes	$(131,347)	$1,060,076	$448,211	$2,225,191
Income tax expense (benefit)	$(57,266)	$235,015	$52,190	$480,640
Effective tax rate for GAAP financial statements	43.6%	22.2%	11.6%	21.6%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(57.9)%	(0.1)%	—%	—%
Effective tax rate for adjusted results	(14.3)%	22.1%	11.6%	21.6%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510